UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2013

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16803 Dallas Parkway Dallas, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

TransAtlantic Petroleum Ltd. (the “Company”), held its annual meeting of shareholders (the “Annual Meeting”) on June 24, 2013, to (i) elect seven directors to the board of directors, each for a one-year term (“Proposal 1”), and (ii) to appoint KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 and to authorize the audit committee to determine their remuneration (“Proposal 2”). For more information about the foregoing proposals, see the Company’s definitive proxy statement dated May 16, 2013.

The table below shows the final results of the voting at the Annual Meeting:

	Votes Cast in Favor	Votes Cast Against	Votes Withheld	Broker Non-Votes
Proposal 1
N. Malone Mitchell, 3rd	201,672,318	316,825	147,751	117,311,285
Bob G. Alexander	201,130,584	567,915	438,396	117,311,284
Brian E. Bayley	200,969,807	473,987	693,101	117,311,284
Charles J. Campise	200,988,923	452,277	695,695	117,311,284
Marlan W. Downey	201,450,850	482,934	203,111	117,311,284
Mel G. Riggs	200,685,807	749,404	701,684	117,311,284
Michael D. Winn	200,682,187	741,459	713,249	117,311,284

	Votes Cast in Favor	Votes Cast Against	Abstentions	Broker Non-Votes
Proposal 2	317,738,261	729,452	980,466	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2013

TRANSATLANTIC PETROLEUM LTD.

By:	/s/ Jeffrey S. Mecom
Jeffrey S. Mecom
Vice President and Corporate Secretary